POWER OF ATTORNEY

Proposed Reorganizations of

Nicholas-Applegate U.S. Systematic Large Cap Growth Fund into Allianz NACM Growth Fund;

Nicholas-Applegate Emerging Markets Fund into Allianz NACM Emerging Markets

Opportunities Fund; and

Nicholas-Applegate Global Select Fund into Allianz NACM Global Fund

We, the undersigned Trustees and officers of Allianz Funds (the “Trust”), hereby severally constitute and appoint each of E. Blake Moore Jr., Thomas J. Fuccillo and Brian S. Shlissel, and each of them singly, with full powers of substitution and resubstitution, our true and lawful attorney, with full power to him to sign for us, and in our name and in the capacities indicated below, any and all Registration Statements of the Trust on Form N-14, all Pre-Effective Amendments to any Registration Statements of the Trust, any and all subsequent Post-Effective Amendments to said Registration Statements, and any and all supplements or other instruments in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, and generally to do all such things in our name and on our behalf in connection therewith as said attorney deems necessary or appropriate to comply with the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission and of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www. senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document.

SIGNATURE AND ACKNOWLEDGEMENT: In witness whereof I have hereunto signed by name on December 10, 2009.

Name	Capacity
/s/ E. Blake Moore, Jr.	President and Chief Executive Officer
E. Blake Moore, Jr.

/s/ Brian S. Shlissel	Treasurer and Principal Financial and
Brian S. Shlissel	Accounting Officer

/s/ Gary A. Childress	Trustee
Gary A. Childress

/s/ Theodore J. Coburn	Trustee
Theodore J. Coburn

/s/ F. Ford Drummond	Trustee
F. Ford Drummond

/s/ James S. MacLeod	Trustee
James S. MacLeod

/s/ Davey S. Scoon	Trustee
Davey S. Scoon

/s/ Edward E. Sheridan	Trustee
Edward E. Sheridan

/s/ W. Bryant Stooks	Trustee
W. Bryant Stooks

/s/ Gerald M. Thorne	Trustee
Gerald M. Thorne

/s/ James W. Zug	Trustee
James W Zug

STATE OF NEW YORK, COUNTY OF NEW YORK ss.:

On the 10th day of December in the year 2009, before me, the undersigned, a Notary Public in and for said State, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Eleanor M. Morrissey
Notary Public: State of New York

IMPORTANT INFORMATION FOR THE AGENT

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2) avoid conflicts that would impair your ability to act in the principal’s best interest;

(3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record or all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (Your Signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

ATTORNEY’S SIGNATURE AND ACKNOWLEDGEMENT OF APPOINTMENT

AS AGENT AND ATTORNEY-IN-FACT

Each of the undersigned has read the foregoing Power of Attorney and is the person identified as agent for the individuals named herein. Each of the undersigned acknowledges his or her legal responsibilities.

/s/ E. Blake Moore, Jr.
E. Blake Moore, Jr.

/s/ Thomas J. Fuccillo
Thomas J. Fuccillo

/s/ Brian S. Shlissel
Brian S. Shlissel

STATE OF NEW YORK, COUNTY OF NEW YORK ss.:

On the 10th day of December in the year 2009, before me, the undersigned, a Notary

Public in and for said State, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Eleanor M. Morrissey
Notary Public: State of New York

POWER OF ATTORNEY

Proposed Reorganizations of

Nicholas-Applegate U.S. Systematic Large Cap Growth Fund into Allianz NACM Growth Fund;

Nicholas-Applegate Emerging Markets Fund into Allianz NACM Emerging Markets

Opportunities Fund; and

Nicholas-Applegate Global Select Fund into Allianz NACM Global Fund

I, the undersigned Trustee of Allianz Funds (the “Trust”), hereby severally constitute and appoint each of E. Blake Moore, Thomas J. Fuccillo and Brian S. Shlissel, and each of them singly, with full powers of substitution and resubstitution, my true and lawful attorney, with full power to him to sign for me, and in my name and in the capacity indicated below, any and all Registration Statements of the Trust on Form N-14, all Pre-Effective Amendments to any Registration Statements of the Trust, any and all subsequent Post-Effective Amendments to said Registration Statements, and any and all supplements or other instruments in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, and generally to do all such things in my name and on my behalf in connection therewith as said attorney deems necessary or appropriate to comply with the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, all related requirements of the Securities and Exchange Commission and of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

WITNESS my hand at San Francisco, California, USA, on the date set forth below.

Name	Capacity	Date
/s/ Udo Frank	Trustee	December 17, 2009
Udo Frank

POWER OF ATTORNEY

Proposed Reorganizations of

Nicholas-Applegate U.S. Systematic Large Cap Growth Fund into Allianz NACM Growth Fund;

Nicholas-Applegate Emerging Markets Fund into Allianz NACM Emerging Markets

Opportunities Fund; and

Nicholas-Applegate Global Select Fund into Allianz NACM Global Fund

I, the undersigned Trustee of Allianz Funds (the “Trust”), hereby severally constitute and appoint each of E. Blake Moore, Thomas J. Fuccillo and Brian S. Shlissel, and each of them singly, with full powers of substitution and resubstitution, my true and lawful attorney, with full power to him to sign for me, and in my name and in the capacity indicated below, any and all Registration Statements of the Trust on Form N-14, all Pre-Effective Amendments to any Registration Statements of the Trust, any and all subsequent Post-Effective Amendments to said Registration Statements, and any and all supplements or other instruments in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, and generally to do all such things in my name and on my behalf in connection therewith as said attorney deems necessary or appropriate to comply with the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, all related requirements of the Securities and Exchange Commission and of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

WITNESS my hand at Newport Beach, California, USA, on the date set forth below.

Name	Capacity	Date
/s/ John C. Maney	Trustee	December 18, 2009
John C. Maney